4Q 2015 Earnings Presentation January 22, 2016

2 The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation contains forward-looking statements. Statements regarding future levels of commercial loan swap income and future levels of the efficiency ratio are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in other periodic reports that we file with the SEC. Those factors include: as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; our framework for managing risks may not be effective in mitigating risk and loss to us; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; we are subject to certain risks related to originating and selling mortgages, and we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; we face certain risks as a servicer of loans; we are subject to risks related to delays in the foreclosure process; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our MSRs and mortgages held for sale due to changes in interest rates; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; we are at risk of increased losses from fraud; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on our common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries. Important Cautionary Statement

# 4Q 15 Earnings Overview

## Diluted EPS Trends



$0.88
$0.72
$0.78
$0.89
$1.00
$0.91
4Q 14[1]
1Q 15
2Q 15
3Q 15
4Q 15
Reported EPS
Adjusted EPS

### Prior Quarter Variance

- EPS declined $0.09
  - → 4Q 15 includes $0.03 of discrete tax benefits and 3Q 15 included $0.11 of non-core items; excluding these items, EPS was stable sequentially
  - → Noninterest income declined, primarily due to market conditions; largely offset by continued improvement in net interest income

### Prior Year Variance

- Adjusted EPS increased $0.03
  - → Primarily driven by higher net interest income and improved credit quality; partially offset by lower noninterest income

## Key Highlights

**Profitability**

- Revenue relatively stable versus the prior quarter
  - → Increases in net interest income were offset by declines in noninterest income
- Adjusted tangible efficiency ratio[2] of 62.2% in 4Q 15 and 62.7% in 2015
  - → Achieved <63% target for 2015

**Balance Sheet**

- Average loans increased 2% sequentially, with broad-based growth across most sectors
- Average client deposits increased 2%, driven by continued success in deepening client relationships
- Net interest margin improved 4 bps

**Credit & Capital**

- NPL ratio increased to 0.49%, primarily due to energy-related loans
  - → NPL ratio relatively stable versus 4Q 14
- NCO ratio remains low at 24 bps
- Tangible book value per share[3] up 6% from prior year
- Basel III CET1 ratio[4] estimated to be 9.8%, on a fully phased-in basis

1. 4Q 14 reported EPS was $0.72. Please refer to slide 24 of the appendix for reconciliation to adjusted figures
2. The GAAP efficiency ratios for 4Q 15 and 2015 were 63.0% and 63.1%, respectively. Please refer to slide 25 of the appendix for the GAAP reconciliations
3. Book value per share was $43.66. Please refer to slide 27 of the appendix for a reconcilement to book value per share
4. Please refer to slide 26 of the appendix for Common Equity Tier 1 (Basel III Transitional) to Common Equity Tier 1 (Basel III Fully Phased-In) reconciliation

3
SunTrust

# 5-Quarter Financial Highlights

## Key Metrics

| | | 4Q 14 | 1Q15 | 2Q 15 | 3Q 15 | 4Q 15 |
|---|---|---|---|---|---|---|
| Profitability | Adjusted Diluted EPS | $0.88 [1] | $0.78 | $0.89 | $1.00 | $0.91 |
| | Net Income Available to Common ($ in millions) | $466 [1] | $411 | $467 | $519 | $467 |
| | Adjusted Tangible Efficiency Ratio [2] | 61.4% | 64.5% | 63.4% | 61.0% | 62.2% |
| | Net Interest Margin (FTE) | 2.96% | 2.83% | 2.86% | 2.94% | 2.98% |
| | Return on Average Total Assets | 0.83% | 0.92% | 1.03% | 1.13% | 1.01% |
| Balance Sheet | Average Performing Loans ($ in billions) | $132.7 | $132.7 | $132.2 | $132.4 | $134.7 |
| | Average Client Deposits ($ in billions) | $136.9 | $140.5 | $142.9 | $145.2 | $148.2 |
| Credit & Capital | NPL Ratio | 0.48% | 0.46% | 0.36% | 0.35% | 0.49% |
| | NCO Ratio | 0.28% | 0.30% | 0.26% | 0.21% | 0.24% |
| | ALLL Ratio | 1.46% | 1.43% | 1.39% | 1.34% | 1.29% |
| | Basel III Common Equity Tier 1 Ratio (fully phased-in) [3] | 9.7% | 9.7% | 9.8% | 9.9% | 9.8% |
| | Tangible Book Value Per Share [4] | $29.82 | $30.49 | $30.65 | $31.75 | $31.65 |

1. 4Q 14 reported EPS was $0.72, and reported net income available to common was $378 million. Please refer to slide 24 of the appendix for reconciliation to adjusted figures
2. The GAAP efficiency ratios for 4Q 14, 1Q 15, 2Q 15, 3Q 15, 4Q 15 were 69.0%, 64.2%, 63.9%, 61.4%, and 63.0%, respectively. Refer to slide 25 of the appendix for the GAAP reconciliations
3. Please refer to slide 26 of the appendix for Common Equity Tier 1 (Basel III Transitional) to Common Equity Tier 1 (Basel III Fully Phased-In) reconciliation
4. Book value per share was $41.52, $42.21, $42.46 $43.65, and $43.66 for the periods ending 4Q 14, 1Q 15, 2Q 15, 3Q 15, and 4Q 15, respectively. Refer to slide 27 of the appendix for a reconcilement to book value per share

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SunTrust

# Net Interest Income - FTE

## Net interest income and net interest margin continue to improve

($ in millions)



2.96%
2.83%
2.86%
2.94%
2.98%
$1,248
$1,175
$1,203
$1,247
$1,281
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15
Net Interest Income-FTE
Net Interest Margin

### Prior Quarter Variance

- Net interest margin increased 4 bps, driven by
  - → Further low-cost deposit growth and reduced average long-term debt
  - → Higher securities yields as a result of slower prepayment speeds
- Net interest income increased $34 million, or 3%, as a result of
  - → Solid 2% sequential loan and deposit growth
  - → Aforementioned NIM expansion

### Prior Year Variance

- Net interest margin increased 2 bps
  - → Primarily due to low-cost deposit growth, which enabled a reduction in higher-cost long-term debt
  - → Partially offset by lower loan yields
- Net interest income increased 3% as a result of 2% growth in average earning assets and higher NIM

5

SunTrust

# Noninterest Income

## Noninterest income lower sequentially and year-over-year

($ in millions)



$795
$817
$874
$811
$765
$3
$17
$16
$16
$2
$792
$800
$858
$795
$763
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15
Adjusted Noninterest Income[1]
Adjustment Items[1]

### Prior Quarter Variance

- Adjusted noninterest income[1] declined $32 million
  - → Other noninterest income declined $28 million due primarily to discrete gains in the prior quarter
  - → Wealth management-related income declined $13 million, primarily due to market conditions, but also in part due to seasonal fees in 3Q 15
  - → Capital markets-related income was stable sequentially, as lower investment banking income was offset by an increase in trading income

### Prior Year Variance

- Adjusted noninterest income[1] declined $29 million
  - → Driven by declines across most noninterest income categories, largely due to market conditions

1. Noninterest income on a GAAP basis was $795 million, $817 million, $874 million, $811 million and $765 million for 4Q 14, 1Q 15, 2Q 15, 3Q 15, and 4Q 15, respectively. Please refer to slide 25 of the appendix for noninterest income adjustment details

Note: Totals may not foot due to rounding

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SunTrust

7 Noninterest Expense Continued expense management discipline ($ in millions) 1. Noninterest expense on a GAAP basis was $1,410 million, $1,328 million, and $1,264 million for 4Q 14, 2Q 15, and 3Q 15, respectively. Please refer to slide 25 of the appendix for noninterest expense adjustment details Note: Totals may not foot due to rounding Prior Quarter Variance • Adjusted noninterest expense1 increased $35 million → Driven primarily by $32mm of discrete recoveries recognized in the prior quarter Prior Year Variance • Adjusted noninterest expense1 increased $24 million → Driven primarily by an increase in personnel expenses, partially due to improved business performance, and higher outside processing costs $1,264 $1,280 $1,314 $1,253 $1,288 $145 $14 $11 $1,410 $1,328 $1,264 4Q 14 1Q 5 2Q 15 3Q 15 4Q 15 Adjusted Noninterest Expense¹ Adjustment Items¹

8 Adjusted Tangible Efficiency Ratio1 Achieved <63% target in 2015; targeting 2016 efficiency ratio to improve relative to 2015 1. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios for 1Q 14, 2Q 14, 3Q 14, 4Q 14, 1Q 15, 2Q 15, 3Q 15, 4Q 15, FY 14 and FY 15 were 66.8%, 68.9%, 62.0%, 69.0%, 64.2%, 63.9%, 61.4%, 63.0%, 66.7%, and 63.1%, respectively. Please refer to slide 25 of the appendix for the GAAP reconciliations 64.9% 63.6% 61.9% 61.4% 64.5% 63.4% 61.0% 62.2% 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 63.0% 62.7% FY 14 FY 15

9 Credit Quality Overall asset quality remains solid; NPL increase driven by energy ($ in millions) Provision for Credit Losses Allowance for Loan and Lease Losses Nonperforming Loans Net Charge-offs $634 $612 $481 $463 $672 0.48% 0.46% 0.36% 0.35% 0.49% 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 Nonperforming Loans NPL Ratio $1,937 $1,893 $1,834 $1,786 $1,752 1.46% 1.43% 1.39% 1.34% 1.29% 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 ALLL ALLL Ratio $74 $5 $26 $32 $51 4 14 1Q 15 2Q 15 3Q 15 4Q 15 $94 $99 $87 $71 $83 0.28% 0.30% 0.26% 0.21% 0.24% 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 Net Charge-offs NCO Ratio (annualized)

10 Loans Average performing loans up 2% ($ in billions, average balances) Prior Quarter Variance • Average performing loans increased $2.3 billion, or 2%, with growth across most sectors → C&I up 2% → Consumer direct1 up 6% → CRE and commercial construction up 5% • Partially offset by further declines in home equity Prior Year Variance • Average performing loans up $2.0 billion, or 2%, driven by growth in commercial, consumer direct1, and residential mortgages → C&I up 3% → Consumer direct1 up 13% → Residential mortgage up 5% • Partially offset by declines in indirect auto (as a result of loan sales and securitizations) and home equity $72.3 $73.5 $73.4 $72.9 $74.4 $38.5 $38.1 $38.1 $38.5 $38.5 $21.9 $21.1 $20.7 $21.0 $21.8 $132.7 $132.7 $132.2 $132.4 $134.7 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 Commercial Residential Consumer 1. Includes consumer other direct, consumer student-guaranteed, and consumer credit cards Note: Totals may not foot due to rounding

11 Deposits Strong 2% sequential and 8% year-over-year growth 1. Lower-cost deposits include DDA, NOW, Money Market, and Savings Note: Totals may not foot due to rounding Prior Quarter Variance • Average client deposits increased $2.9 billion, or 2% → Lower-cost deposits1 up $3.1 billion, or 2% Prior Year Variance • Average client deposits increased $11.3 billion, or 8% → Lower-cost deposits1 up $12.4 billion, or 10% • Broad-based growth across each segment and line of business $47.9 $49.2 $49.5 $51.1 $52.3 $41.6 $41.3 $42.3 $42.2 $42.6 $30.4 $33.2 $34.4 $35.8 $37.3 $11.0 $10.8 $10.4 $10.0 $9.9 $6.0 $6.1 $6.3 $6.2 $6.1 $136.9 $140.5 $142.9 $145.2 $148.2 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 Money Market DDA NOW Time Savings ($ in billions, average balances)

12 Capital Position Basel III Common Equity Tier 1 ratio¹ of 9.8%; tangible book value per share4 up 6% in 2015 ($ in billions, except per-share data) Tangible Common Equity Ratio3 Tangible Book Value Per Share4 1. Current quarter amounts are estimated at the time of the earnings release and subject to revision. Please refer to slide 26 of the appendix for additional details on the current quarter’s calculation 2. The Basel III calculations of Common Equity Tier 1 and the Common Equity Tier 1 ratio were estimated in 4Q 14 based upon the Company's interpretation at that time of the Basel III rule issued by the Federal Reserve on July 2, 2013, on a fully phased-in basis. 3. The total shareholders’ equity to total assets ratio was 12.09%, 12.25%, 12.30%, 12.65%, and 12.28% for the periods ending 4Q 14, 1Q 15, 2Q 15, 3Q 15, and 4Q 15, respectively. Please refer to slide 27 of the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets 4. Book value per share was $41.52, $42.21, $42.46 $43.65, and $43.66 for the periods ending 4Q 14, 1Q 15, 2Q 15, 3Q 15, and 4Q 15, respectively. Please refer to slide 27 of the appendix for a reconcilement to book value per share Basel III Common Equity Tier 1 (fully phased-in)1 $15.6 $15.8 $16.0 $16.2 $16.4 9.7% 9.7% 9.8% 9.9% 9.8% 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 8.50% 8.67% 8.70% 9.03% 8.73% 4Q 14 1Q 15 2Q 15 3 4Q 152 $29.82 $30.49 $30.65 $31.75 $31.65 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15

# Consumer Banking and PWM Highlights

| ($ in millions) | 4Q 14 | 3Q 15 | 4Q 15 | FY 14 | FY 15 | % Chg Prior Yr |
|---|---|---|---|---|---|---|
| Net Interest Income (FTE) | $673 | $688 | $701 | $2,630 | $2,730 | 4 % |
| Noninterest Income | 386 | 384 | 372 | 1,527 | 1,508 | (1)% |
| Total Revenue (FTE) | 1,059 | 1,072 | 1,073 | 4,157 | 4,238 | 2 % |
| Provision for Credit Losses | 56 | 22 | 36 | 191 | 137 | (28)% |
| Noninterest Expense | 713 | 722 | 733 | 2,866 | 2,902 | 1 % |
| **Net Income** | **$183** | **$206** | **$193** | **$695** | **$754** | **8 %** |
| **Key Statistics** ($ in billions) | | | | | | |
| Total Loans (average) | $42.1 | $40.2 | $40.9 | $41.7 | $40.6 | (3)% |
| Client Deposits (average) | $88.7 | $91.0 | $91.7 | $86.1 | $91.1 | 6 % |
| Tangible Efficiency Ratio[1] | 65.7% | 65.8% | 66.8% | 67.1% | 66.9% | |

## Prior Quarter Variance

- Net income decreased 6%, primarily due to lower wealth management-related income and discrete costs recognized in 4Q 15
- Net interest income increased 2% due to solid loan and deposit growth
- Noninterest income decreased 3% as a result of lower wealth management-related income, given market conditions
- Provision expense increased, primarily due to reduced reserve release

## Prior Year Variance

- Net income increased 5%, largely due to higher net interest income and improved asset quality
- Net interest income increased 4% as a result of solid deposit growth and higher-return loan mix
- Noninterest income decreased 4% due to lower wealth management-related income and the continued decline in service charges
- Noninterest expense increased 3%, in part due to discrete costs recognized in 4Q 15

## Full Year Variance

- Net income increased 8% as a result of balance sheet optimization efforts and improved asset quality
- Net interest income increased $100 million as a result of:
  - → Low-cost deposit growth
  - → Targeted growth in higher-return loan portfolios
    - Consumer loan production up 5%
- Noninterest income decreased 1% due to a decline in wealth management-related income, as a result of market volatility in 2015, and lower services charges on deposits

1. Reported efficiency ratios were 67.3%, 67.1%, 68.3%, 69.0%, and 68.5% for 4Q 14, 3Q 15, 4Q 15, FY 14 and FY 15, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (1.6%), (1.3%), (1.5%) , (1.9%), and (1.6%) for 4Q 14, 3Q 15, 4Q 15, FY 14 and FY 15, respectively

13 SunTrust

# Wholesale Banking Highlights

| ($ in millions) | 4Q 14 | 3Q 15 | 4Q 15 | FY 14 | FY 15 | % Chg Prior Yr |
|---|---|---|---|---|---|---|
| Net Interest Income (FTE) | $477 | $482 | $485 | $1,798 | $1,909 | 6 % |
| Noninterest Income | 276 | 293 | 267 | 1,104 | 1,215 | 10 % |
| Total Revenue (FTE) | 753 | 775 | 752 | 2,902 | 3,124 | 8 % |
| Provision for Credit Losses | 32 | 47 | 64 | 71 | 137 | NM |
| Noninterest Expense | 374 | 386 | 390 | 1,552 | 1,575 | 1 % |
| **Net Income** | **$240** | **$232** | **$212** | **$875** | **$954** | **9 %** |
| **Key Statistics** ($ in billions) | | | | | | |
| Total Loans (average) | $66.6 | $67.3 | $68.8 | $62.6 | $67.9 | 8 % |
| Client Deposits (average) | $45.6 | $51.2 | $54.0 | $43.6 | $50.4 | 16 % |
| Tangible Efficiency Ratio[1] | 47.6% | 48.2% | 48.9% | 52.2% | 48.6% | |

## Prior Quarter Variance

- Net income decreased 9% due to a decline in noninterest income and a higher provision expense
- Net interest income increased 1% as a result of strong loan and deposit growth
  - → Average loans up 2%
  - → Average client deposits up 5%
- Noninterest income declined, primarily due to challenging market conditions in 4Q 15 (also applicable to prior year variance)

## Prior Year Variance

- Net income declined 12%, largely due to increased provision expense; revenues relatively stable
- Net interest income increased 2% as a result of solid balance sheet growth, which more than offset margin compression
  - → Average loans up 3%
  - → Average client deposits up 18%
  - → NIM declined 8 bps

## Full Year Variance

- Net income of $954 million (record year), up 9% from 2014
  - → Driven by broad-based revenue growth, partially offset by increased energy-related reserves
- Net interest income increased 6%, driven by 8% loan growth and 16% deposit growth
- Noninterest income up 10%, in part due to a 14% increase in investment banking income
  - → Investment banking growth was broad-based
- Expenses increased due to continued, strategic investments in CIB and improved business performance
  - → Tangible efficiency ratio improved to 48.6%

1. Reported efficiency ratios were 49.6%, 50.0%, 51.8%, 53.5%, and 50.4% for 4Q 14, 3Q 15, 4Q 15, FY 14 and FY 15, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (2.1%), (1.7%), (2.9%) , (1.4%), and (1.8%) for 4Q 14, 3Q 15, 4Q 15, FY 14 and FY 15, respectively

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SunTrust

# Mortgage Banking Highlights

| ($ in millions) | 4Q 14 Adj.[1] | 3Q 15 | 4Q 15 | FY 14 Adj.[2] | FY 15 | % Chg Prior Yr |
|---|---|---|---|---|---|---|
| Net Interest Income (FTE) | $129 | $123 | $116 | $552 | $483 | (13)% |
| Noninterest Income | 123 | 109 | 114 | 473 | 460 | (3)% |
| Total Revenue (FTE) | 252 | 232 | 230 | 1,025 | 943 | (8)% |
| Provision/(Benefit) for Credit Losses | (14) | (38) | (49) | 81 | (110) | NM |
| Noninterest Expense | 187 | 153 | 171 | 726 | 682 | (6)% |
| **Net Income** | **$56** | **$106** | **$68** | **$150** | **$287** | **NM** |
| **Key Statistics** ($ in billions) | | | | | | |
| Servicing Portfolio for Others (EOP) | $115.5 | $122.0 | $121.0 | $115.5 | $121.0 | 5 % |
| Production Volume | $4.7 | $6.2 | $5.0 | $16.4 | $22.7 | 38 % |
| Application Volume | $6.6 | $7.7 | $6.7 | $24.8 | $33.0 | 33 % |
| Efficiency Ratio | 74.1% | 65.9% | 74.3% | 70.8% | 72.2% | |

## Prior Quarter Variance

- Net income declined $38 million due to $50 million of after-tax discrete recoveries recognized in 3Q 15
- Net interest income down 6%, due to a smaller loan portfolio and lower spreads
- Noninterest income up 5%, due to an increase in servicing income which offset a decline in production income

## Prior Year Variance

- Adjusted net income[1] up $12 million, due primarily to a lower provision expense, as a result of further improvement in credit quality
- Net interest income down 10%, primarily due to lower loan spreads
- Noninterest income declined, driven by lower production-related income
  - → Decline in gain-on-sale margins offset higher production volumes
- Noninterest expense declined, due to further abatement in legacy-mortgage related costs

## Full Year Variance

- Adjusted net income[2] increased $137 million, largely due to improved credit quality
- Production volume increased 38%
  - → SunTrust market share increased 12 bps[3]
- Servicing portfolio increased 5%, due to continued portfolio acquisitions
  - → However, servicing income declined, as a result of elevated refinance activity
- Net interest income declined 13% due to $2.3 billion of loan sales in 2014 and lower loan yields

1. 4Q 14 reported noninterest expense, net loss, and efficiency ratio were $332 million, ($32) million, and 131.5%, respectively. Adjusted figures are the result of excluding a $145 million operating loss associated with a legal provision for legacy mortgage matters (noninterest expense)
2. 2014 reported noninterest expense, net loss, and efficiency ratio were $1,049 million, ($53) million, and 102.4%, respectively. Adjusted figures are the result of excluding $324 million of operating losses related to specific legacy mortgage matters
3. SunTrust Mortgage's closed loan volume as a percentage of the average of the total industry closed loan volume, as published and forecasted by FHLMC, FNMA and the MBA

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SunTrust

16 2015 Perspectives 1. Reported net income for Mortgage was ($53) million and $287 million in 2014 and 2015, respectively. Adjusted net income was $150 million in 2014. See footnote 2 on Slide 15 for details on adjustments to 2014 reported net income 2. 2014 and 2015 GAAP efficiency ratios were 66.7% and 63.1%, respectively. Please refer to the appendix slide 25 for the GAAP reconciliations 3. Book value per share was $41.52 and $43.66 at the end of 2014 and 2015, respectively. Please refer to slide 27 of the appendix for a reconcilement to book value per share 4. Payout Ratio = (Common Stock Dividends and Share Repurchases) / Net Income Available to Common Shareholders $829 $1,154 48% 62% 2014 2015 $3.23 $3.58 2014 2015 $445 $341 0.34% 0.26% 2014 2015 63.0% 62.7% 2014 2015 0.97% 1.02% 2014 2015 Profitability Earnings Per Share Adjusted Tangible Efficiency Ratio2 Return on Average Assets Credit & Capital Net Charge-offs / Ratio Tangible Book Value per Share3 Capital Return / Payout Ratio4 (Includes common stock dividends and share repurchases) $29.82 $31.65 2014 2015 Broad-Based Growth • CPWM: +8% • Wholesale: +9% • Mortgage: +$137 million1 ($ in millions, except per-share data)

Appendix

18 Mortgage Servicing Income Supplemental Information ($ in millions) 1. Includes contractually specified servicing fees, late charges, interest curtailment expense, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the Mortgage Servicing Rights asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR asset Note: Totals may not foot due to rounding 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 Servicing Fees1 $88 $81 $81 $87 $92 ($45) ($51) ($57) ($53) ($49) Net MSR Fair Value and Hedge Activity3 $10 $13 $6 $5 $13 Mortgage Servicing Income $53 $43 $30 $40 $56 Memo: Total Loans Serviced for Others (end of period) $115,534 $115,179 $118,394 $122,012 $120,963 Annualized Servicing Fees / Total Loans Serviced for Others (bps) 31 29 28 29 30 Changes in MSR Value from Collection/Realization of Cash Flow (Decay)2

19 $386 $261 FY 14 FY 15 FY 16E Commercial Loan Swap Interest Income ($ in millions) Key Points • Commercial loan swaps serve as an efficient tool to manage interest rate risk → SunTrust receives a fixed rate and pays a floating rate (LIBOR) on the notional value of the swaps • 2016 commercial loan swap income is expected to decline relative to 2015, as average LIBOR is anticipated to be higher in 2016 vs. 2015 (notionals and fixed-rate coupons are expected to be relatively stable) → Overall, however, SunTrust will benefit from higher interest rates given its asset sensitive position  As of December 31, 2015, an instantaneous 100 bp increase in interest rates would result in a 3.0% increase in net interest income over the next 12 months $102 $102 $99 $84 $54 $63 $70 $74 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1. Forecast swap income assumes average 1ML of 0.64% for 2016 (compared to 0.20% average in 2015) ~$200 - $2201

# 30 - 89 Day Delinquencies by Loan Class

($ in millions)

| 30-89 Accruing Delinquencies | 4Q 14 | 1Q 15 | 2Q 15 | 3Q 15 | 4Q 15 | Memo: 4Q 15 Loan Balance |
|---|---|---|---|---|---|---|
| Commercial & industrial | 0.05% | 0.07% | 0.05% | 0.14% | 0.09% | $67,062 |
| Commercial real estate | 0.05% | 0.05% | 0.04% | 0.03% | 0.05% | 6,236 |
| Commercial construction | 0.06% | 0.01% | 0.02% | 0.00% | 0.01% | 1,954 |
| **Total Commercial Loans** | **0.05%** | **0.06%** | **0.05%** | **0.12%** | **0.08%** | **$75,252** |
| Residential mortgages - guaranteed | | | | | | $629 |
| Residential mortgages - nonguaranteed | 0.46% | 0.40% | 0.38% | 0.43% | 0.42% | 24,744 |
| Home equity products | 0.71% | 0.60% | 0.56% | 0.61% | 0.66% | 13,171 |
| Residential construction | 1.56% | 1.42% | 1.20% | 0.69% | 0.70% | 384 |
| **Total Residential Loans[1]** | **0.57%** | **0.49%** | **0.45%** | **0.50%** | **0.51%** | **$38,928** |
| Guaranteed student loans | | | | | | $4,922 |
| Other direct | 0.42% | 0.37% | 0.39% | 0.39% | 0.39% | 6,127 |
| Indirect | 0.99% | 0.71% | 0.80% | 0.82% | 1.01% | 10,127 |
| Credit cards | 0.83% | 0.71% | 0.64% | 0.78% | 0.81% | 1,086 |
| **Total Consumer Loans[2]** | **0.82%** | **0.61%** | **0.65%** | **0.67%** | **0.78%** | **$22,261** |
| Total SunTrust - excl. gov.-guaranteed delinquencies[3] | 0.30% | 0.26% | 0.25% | 0.31% | 0.30% | $130,891 |
| Impact of excluding gov.-guaranteed delinquencies | 0.34% | 0.30% | 0.25% | 0.30% | 0.40% | 5,551 |
| **Total SunTrust - incl. gov.-guaranteed delinquencies[4]** | **0.64%** | **0.56%** | **0.50%** | **0.61%** | **0.70%** | **$136,442** |

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

20
SunTrust

21 Nonperforming Loans by Loan Class Note: Totals may not foot due to rounding ($ in millions) Memo: Nonperforming Loans 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 4Q 15 Loan Balance Commercial & industrial $151 $140 $140 $122 $308 $67,062 Commercial real estate 21 24 17 15 10 6,236 Commercial construction 1 1 1 1 1 1,954 Total Commercial Loans $173 $165 $158 $138 $319 $75,252 Residential mortgages – guaranteed $629 Residential mortgages – nonguaranteed $254 $254 $147 $156 $184 24,744 Home equity products 174 165 153 146 145 13,171 Residential construction 27 23 18 16 16 384 Total Residential Loans $455 $442 $318 $318 $344 $38,928 Guaranteed student loans $4,922 Other direct $6 $4 $4 $4 $6 6,127 Indirect - 1 1 3 3 10,127 Credit cards - - - - - 1,086 Total Consumer Loans $6 $5 $5 $7 $9 $22,261 Total SunTrust $634 $612 $481 $463 $672 $136,442 NPLs / Total Loans 0.48% 0.46% 0.36% 0.35% 0.49%

22 Net Charge-off Ratios by Loan Class Note: Totals may not foot due to rounding ($ in millions) Memo: Net Charge-off Ratio (annualized) 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 4Q 15 Loan Balance Commercial & industrial 0.12% 0.12% 0.12% 0.08% 0.15% $67,062 Commercial real estate (0.15)% (0.08)% (0.15)% 0.01% 0.02% 6,236 Commercial construction (0.77)% (0.26)% (0.07)% (0.13)% (0.02)% 1,954 Total Commercial Loans 0.08% 0.09% 0.09% 0.07% 0.13% $75,252 Residential mortgages – guaranteed $629 Residential mortgages – nonguaranteed 0.42% 0.39% 0.46% 0.32% 0.21% 24,744 Home equity products 0.80% 0.89% 0.52% 0.52% 0.49% 13,171 Residential construction (1.08)% 5.53% 5.39% (1.45)% 0.49% 384 Total Residential Loans 0.53% 0.62% 0.53% 0.37% 0.30% $38,928 Guaranteed student loans $4,922 Other direct 0.68% 0.69% 0.56% 0.49% 0.53% 6,127 Indirect 0.50% 0.40% 0.28% 0.42% 0.57% 10,127 Credit cards 2.43% 2.29% 2.23% 1.95% 2.19% 1,086 Total Consumer Loans 0.49% 0.46% 0.38% 0.42% 0.51% $22,261 Total SunTrust 0.28% 0.30% 0.26% 0.21% 0.24% $136,442

23 Net Charge-offs by Loan Class Note: Totals may not foot due to rounding ($ in millions) Memo: Net Charge-offs 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 4Q 15 Loan Balance Commercial & industrial $19 $19 $20 $14 $24 $67,062 Commercial real estate (3) (1) (3) 0 1 6,236 Commercial construction (2) (1) 0 (1) 0 1,954 Total Commercial Loans $14 $17 $17 $13 $25 $75,252 Residential mortgages – guaranteed $629 Residential mortgages – nonguaranteed $24 $22 $27 $20 $12 24,744 Home equity products 29 31 19 18 17 13,171 Residential construction (1) 6 5 (2) 1 384 Total Residential Loans $52 $59 $51 $36 $30 $38,928 Guaranteed student loans $4,922 Other direct $8 $8 $7 $6 $8 6,127 Indirect 15 11 7 11 15 10,127 Credit cards 5 5 5 5 6 1,086 Total Consumer Loans $28 $24 $19 $22 $28 $22,261 Total SunTrust $94 $99 $87 $71 $83 $136,442

24 Reconciliation of 4Q 14 Income Statement 1. Reflects the legal provision for legacy mortgage matters, as highlighted in the January 5, 2015, 8-K 2. Reflects the income tax benefit related to footnote #1 Note: Totals may not foot due to rounding Income Statement ($ in millions, except per-share data) 4Q 14 Reported Earnings Impact from Significant 4Q 14 Items 4Q 14 Adjusted Earnings NET INTEREST INCOME $1,211 $1,211 Provision for Credit Losses 74 74 NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES 1,137 1,137 NONINTEREST INCOME Service charges on deposit accounts 162 162 Trust and investment management income 84 84 Retail investment services 73 73 Other charges and fees 94 94 Investment banking income 109 109 Trading Income 40 40 Card fees 82 82 Mortgage production related income / (loss) 61 61 Mortgage servicing related income 53 53 Other noninterest income 42 42 Net securities gains (5) (5) Total noninterest income 795 795 NONINTEREST EXPENSE Employee compensation and benefits 670 670 Net occupancy expense 86 86 Outside processing and software 206 206 Equipment expense 42 42 Marketing and customer development 43 43 Amortization/impairment of intangible assets/goodwill 11 11 Operating losses 174 145 28 FDIC premium/regulatory exams 32 32 Other noninterest expense 146 146 Total noninterest expense 1,410 145 1,264 INCOME BEFORE PROVISION FOR INCOME TAXES 522 (145) 667 Provision/(benefit) for income taxes 128 (57) 185 NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST 394 (88) 482 Net income attributable to noncontrolling interest - - NET INCOME 394 (88) 482 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS 378 (88) 466 EPS - DILUTED $0.72 ($0.17) $0.88 1 2

# Reconciliation of Noninterest Income, Noninterest Expense, & Efficiency Ratio

| ($ in millions) | 1Q 14 | 2Q 14 | 3Q 14 | 4Q 14 | 1Q 15 | 2Q 15 | 3Q 15 | 4Q 15 | FY 14 | FY 15 |
|---|---|---|---|---|---|---|---|---|---|---|
| **Reported (GAAP) Basis** | | | | | | | | | | |
| Reported Net Interest Income - FTE | $1,239 | $1,244 | $1,251 | $1,248 | $1,175 | $1,203 | $1,247 | $1,281 | $4,982 | $4,906 |
| Reported Noninterest Income | 791 | 957 | 780 | 795 | 817 | 874 | 811 | 765 | 3,323 | 3,268 |
| Reported Revenue - FTE | 2,030 | 2,201 | 2,031 | 2,043 | 1,993 | 2,077 | 2,058 | 2,046 | 8,305 | 8,174 |
| Reported Noninterest Expense | 1,357 | 1,517 | 1,259 | 1,410 | 1,280 | 1,328 | 1,264 | 1,288 | 5,543 | 5,160 |
| Reported Amortization Expense | 3 | 4 | 7 | 11 | 7 | 7 | 9 | 17 | 25 | 40 |
| Reported Efficiency Ratio | 66.8% | 68.9% | 62.0% | 69.0% | 64.2% | 63.9% | 61.4% | 63.0% | 66.7% | 63.1% |
| Reported Tangible Efficiency Ratio | 66.7% | 68.8% | 61.7% | 68.4% | 63.9% | 63.6% | 61.0% | 62.1% | 66.4% | 62.6% |
| **Adjusted Basis** | | | | | | | | | | |
| Reported Revenue - FTE | 2,030 | 2,201 | 2,031 | 2,043 | 1,993 | 2,077 | 2,058 | 2,046 | 8,305 | 8,174 |
| Adjustment Items: | | | | | | | | | | |
| Fair value mark-to-market and securities gains/(losses)[1] | 2 | (3) | (3) | 3 | (1) | 16 | 16 | 2 | (1) | 33 |
| RidgeWorth sale | - | 105 | - | - | - | - | - | - | 105 | - |
| Legacy affordable housing recovery | - | - | - | - | 18 | - | - | - | - | 18 |
| Adjusted Noninterest Income | 789 | 855 | 783 | 792 | 800 | 858 | 795 | 763 | 3,219 | 3,216 |
| Adjusted Revenue - FTE[2] | 2,029 | 2,099 | 2,034 | 2,040 | 1,975 | 2,062 | 2,041 | 2,044 | 8,202 | 8,123 |
| Reported Noninterest Expense | 1,357 | 1,517 | 1,259 | 1,410 | 1,280 | 1,328 | 1,264 | 1,288 | 5,543 | 5,160 |
| Adjustment Items: | | | | | | | | | | |
| Legacy affordable housing impairment | 36 | - | (8) | - | - | - | - | - | 28 | - |
| Loss on debt extinguishment | - | - | - | - | - | 14 | 11 | - | - | 24 |
| Impact of certain legacy mortgage legal matters | - | 179 | - | 145 | - | - | - | - | 324 | - |
| Adjusted Noninterest Expense[2] | 1,321 | 1,338 | 1,267 | 1,264 | 1,280 | 1,314 | 1,253 | 1,288 | 5,190 | 5,135 |
| Adjusted Efficiency Ratio | 65.1% | 63.7% | 62.3% | 62.0% | 64.8% | 63.7% | 61.4% | 63.0% | 63.3% | 63.2% |
| Adjusted Tangible Efficiency Ratio | 64.9% | 63.6% | 61.9% | 61.4% | 64.5% | 63.4% | 61.0% | 62.2% | 63.0% | 62.7% |

1. Fair value items include debt, trading positions, auction rate securities, and certain mortgage loans
2. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions

Note: Totals may not foot due to rounding

25

SunTrust

26 Reconciliation of Common Equity Tier 1 Ratio1 ($ in billions) 4Q 15 Common Equity Tier 1 – Transitional $16.4 Adjustments2 (0.1) Common Equity Tier 1 – Fully phased-in $16.4 Risk-weighted Assets: Common Equity Tier 1 – Transitional $164.9 Adjustments3 2.0 Risk-weighted Assets: Common Equity Tier 1 – Fully phased-in $166.8 Common Equity Tier 1 – Transitional 10.0% Common Equity Tier 1 – Fully phased-in 9.8% 1. The Common Equity Tier 1 ratio is subject to certain phase-in requirements under Basel III beginning in 2015, and as such we have presented a reconciliation of the Common Equity Tier 1 ratio as calculated considering the phase-in requirements (Common Equity Tier 1 – Transitional) to the fully phased-in ratio. All figures are estimated at the time of the earnings release and subject to revision 2. Primarily includes the phase-out from capital of certain DTAs, the overfunded pension asset, and other intangible assets 3. Primarily relates to the increased risk weight to be applied to mortgage servicing assets on a fully phased-in basis Note: Totals may not foot due to rounding

27 Reconciliation of Non-GAAP Measures ($ in billions, except per-share data) Dec 31 Mar 31 Jun 30 Sep 30 Dec 31 2014 2015 2015 2015 2015 Total shareholders' equity $23.0 $23.3 $23.2 $23.7 $23.4 Goodwill, net of deferred taxes (6.1) (6.1) (6.1) (6.1) (6.1) Other intangible assets including MSRs, net of deferred taxes (1.2) (1.2) (1.4) (1.3) (1.3) MSRs 1.2 1.2 1.4 1.3 1.3 Tangible equity 16.9 17.1 17.1 17.5 17.3 Preferred stock (1.2) (1.2) (1.2) (1.2) (1.2) Tangible common equity $15.6 $15.9 $15.9 $16.3 $16.1 Total assets $190.3 $189.9 $188.9 $187.0 $190.8 Goodwill (6.3) (6.3) (6.3) (6.3) (6.3) Other intangible assets including MSRs (1.2) (1.2) (1.4) (1.3) (1.3) MSRs 1.2 1.2 1.4 1.3 1.3 Tangible assets $184.0 $183.5 $182.5 $180.7 $184.5 Tangible equity to tangible assets 9.17% 9.34% 9.37% 9.71% 9.39% Tangible common equity to tangible assets 8.50% 8.67% 8.70% 9.03% 8.73% Tangible book value per common share $29.82 $30.49 $30.65 $31.75 $31.65 Note: Totals may not foot due to rounding